UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2013

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United Stated Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2013, Altisource Residential, L.P., the operating partnership of Altisource Residential Corporation (collectively, the “Company”), completed the acquisition of a pool of non-performing residential mortgage loans (the “Pool”). The Pool was purchased from Ocwen Loan Servicing, LLC, a wholly-owned subsidiary of Ocwen Financial Corporation (together with its affiliates, “Ocwen”) pursuant to a Master Mortgage Loan Sale Agreement.

The Pool consists of non-performing first lien mortgage loans having an unpaid principal balance of approximately $121.2 million as of February 1, 2013. The aggregate purchase price for the Pool was approximately $64.4 million, which was determined by multiplying (a) the aggregate unpaid principal balance of the loans as of the February 1, 2013 cut-off date by (b) the purchase price percentage of 53.16%. In determining the purchase price percentage, the Company performed a discounted cash flow analysis for the loans using its underwriting process. The acquisition of the Pool was funded with available cash contributed to the Company on December 21, 2012 by Altisource Portfolio Solutions S.A. (“Altisource”) in connection with the Company's separation from Altisource.

The Company's Chairman, William C. Erbey, is also the Chairman of the Board of Directors of Ocwen and beneficially owns approximately 13.2% of the common stock of Ocwen as of December 31, 2012. Mr. Erbey recused himself from the deliberations and vote by the Board of Directors of the Company with respect to the transaction. The remaining members of the Board of Directors and the members of the Audit Committee unanimously voted in favor of the transaction.

As previously disclosed, on December 21, 2012, the Company entered into a servicing agreement with Ocwen. The Pool will be serviced by Ocwen under the terms of the servicing agreement.

A copy of each of the Master Mortgage Loan Sale Agreement and the related confirmation and pricing Letter is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and each such document is incorporated herein by reference.

On February 21, 2013, the Company issued a press release announcing the consummation of the purchase of the Pool and the consideration of two additional pools of non-performing mortgage loans. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” regarding the Mortgage Loan Sale Agreement, confirmation and pricing letter is incorporated herein by reference. The purchase of the Pool was completed on February 14, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1	Master Mortgage Loan Sale Agreement, dated as of February 14, 2013, between Ocwen Loan Servicing, LLC and Altisource Residential, L.P.
10.2	Confirmation, dated as of February 14, 2013, between Ocwen Loan Servicing, LLC and Altisource Residential, L.P.
10.3	Pricing Letter, dated as of February 14, 2013, between Ocwen Loan Servicing, LLC and Altisource Residential, L.P.
99.1	Press Release of Altisource Residential Corporation dated February 21, 2013.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation
Date: February 21, 2013	By:	/s/ Rachel M. Ridley
Rachel M. Ridley Chief Financial Officer

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